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                                                                    Exhibit 10.2

                         QUEST DIAGNOSTICS INCORPORATED

                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS

                         (As amended as of May 13, 2003)


Section 1. Effective Date

The effective date of the Plan is January 1, 1997.

Section 2. Eligibility

Any Director of Quest Diagnostics Incorporated (the "Corporation") who is not an officer or employee of the Corporation or a subsidiary thereof is eligible to participate in the Plan.

Section 3. Deferred Compensation Accounts

There shall be established for each participant a deferred compensation account or accounts in the participant's name.

Section 4. Amount of Deferral

A participant may elect to defer receipt, beginning in any calendar quarter and for a period of at least four consecutive quarters, all or any portion of the cash compensation payable to the participant for serving on the Board of Directors of the Corporation and Committees of the Board of Directors.

Section 5. Investment of Deferred Amounts

(a) General. A participant may designate, in increments of 10%, the compensation to be deferred or compensation already deferred to be allocated to a cash account and a market value account or any combination of such accounts. Any change in such designation may be made no later than the 15th day of each March, June, September and December during the deferral period to be effective on the date next following such notification that compensation would have been paid in accordance with the Corporation's normal practice but for the election to defer.

(b) Cash Account. The amount, if any, in the participant's deferred compensation cash account shall be credited with interest, to be compounded quarterly, calculated prospectively at a rate equal to the prime rate of Citibank, N.A. in effect on the date compensation would have been paid.



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(c) Market Value Account. The amount, if any, in or allocated to the participant's deferred compensation market value account on each date compensation would have been paid in accordance with the Corporation's normal practice but for the election to defer shall be expressed in units, the number of which shall be equal to such amount divided by the closing price of shares of the Corporation's Common Stock as reported in The Wall Street Journal (hereinafter referred to as "Market Value") on such date or on the trading day next preceding such date if such date is not a trading day. On each date that the Corporation pays a regular cash dividend on shares of its Common Stock outstanding, the participant's account shall be credited with a number of units equal to the amount of such dividend per share multiplied by the number of units in the participant's account on such date divided by the Market Value on such dividend date or on the trading day next preceding such date if the dividend payment date is not a trading day. The value of the units in the participant's market value account on any given date shall be determined by reference to the Market Value on such date.

(d) Recapitalization. The number of units in the participant's market value account shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation, or any distribution or spin-off of assets (other than cash) to the stockholders of the Corporation.

Section 6. Period of Deferral

A participant may elect to defer receipt of compensation either (a) until a specified date in the future or (b) until the participant's termination of service as a Director of the Corporation. If alternative (a) is elected, actual payment will be made or will commence within sixty days after the date specified. If alternative (b) is elected, payment will be made or will commence within sixty days after termination of services as a Director of the Corporation.

Section 7. Form of Payment

A participant may elect to receive the compensation deferred under the Plan in either (a) a lump sum or (b) a number of annual installments as specified by the participants. All amounts in the participant's cash and market value accounts shall be paid in cash.

Section 8. Death or Disability Prior to Receipt

In the event that a participant dies or becomes totally and permanently disabled prior to receipt of any or all of the amounts payable to the participant pursuant to the Plan, any amounts remaining in the participant's deferred compensation account may be paid to his/her estate or personal representative in a lump sum within sixty (60) days following the Corporation's notification of the participant's death or disability.



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Section 9. Time of Election of Deferral


An election to defer compensation may be made by a nominee for election as a Director prior to, or concurrently with the nominee's election for, the term for which the nominee is being elected; and may be made by a person then currently serving as a Director for a period specified in Section 4, which election shall be effective as of the beginning of the next calendar quarter provided that the election is filed no later than fifteen days before the beginning of such calendar quarter.

Section 10. Manner of Electing Deferral

A participant may elect to defer compensation by giving written notice to the Secretary of the Corporation on a form provided by the Corporation, which notice shall include the amount to be deferred, the accounts to which such amounts are to be allocated and the percentage (in increments of 10%) of such amounts to be allocated to each account, the period of deferral, and the form of payment, including the number of installments.

Section 11. Effect of Election

An election to defer compensation shall be irrevocable once the calendar quarter to which it applies has commenced, and may be revoked or modified only upon demonstration of substantial and prolonged hardship and with the concurrence of the Chairman of the Board of the Corporation. An election may be revoked or modified with respect to any future calendar quarter(s) by notifying the Secretary of the Corporation in writing at least fifteen (15) days prior to the commencement of such calendar quarter; provided, however, that no election may be revoked, absent a demonstration of hardship as provided in the preceding sentence, unless the election has been in effect for at least four consecutive calendar quarters.

Section 12. Participant's Rights Unsecured

The right of any participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Corporation.

Section 13. Statement of Accounts

Statements will be sent to each participant by April 1st of each year as to the value of the participant's deferred compensation accounts as of the end of the preceding December.

Section 14. Assignability

No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution. The participant may not sell, assign, transfer, pledge or otherwise encumber any interest in the participant's deferred compensation account and any attempt to do so shall be void against, and shall not be recognized by, the Corporation.



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Section 15. Administration

The Plan shall be administered by the Secretary and the General Counsel of the Corporation, who together shall have the authority to adopt rules and regulations for carrying out the Plan and interpret, construe and implement the provisions of the Plan.

Section 16. Amendment

The Plan may at any time or from time to time be amended, modified or terminated by the Corporation. No amendment, modification or termination shall, without the consent of the participant, adversely affect accruals in such participant's deferred compensation account.

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                                FORM OF ELECTION

                         QUEST DIAGNOSTICS INCORPORATED

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

Leo C. Farrenkopf, Jr.
Secretary

In accordance with the terms of the Deferred Compensation Plan for Directors (the "Plan"), I hereby elect to defer compensation payable to me as a Director of Quest Diagnostics Incorporated as indicated below:

         1. AMOUNT TO BE DEFERRED (check one)

            a)       All compensation received as a Director                      ______

            b)       A portion of compensation received as a Director             ______
                     (Indicate amount)

         2. ACCOUNTS TO WHICH DEFERRED AMOUNTS ARE TO BE ALLOCATED

            a)       Cash account                                                 ______%

            b)       Market  value account                                        ______%

                     NOTE:       Entries must be in multiples of 10% and
                                 must total:                                        100%

         3. PERIOD OF DEFERRAL (complete and check one)

            a)       For the calendar quarters beginning _____________
                     and ending _________                                         ______

            b)       Beginning ______________ and until the termination
                     of my services as a Director of the Company                  ______

         4. DISTRIBUTION ELECTION (complete and check one)

            a)       Specify year in future in which payments should be
                     made or commence                                             ______

            b)       Upon termination of service as a Director                    ______



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
         5. FORMS OF PAYMENT OF DEFERRED COMPENSATION PLUS INTEREST
            CREDITED THEREON (check one)

            a)       In one lump sum                                              ______

            b)       In annual installments (number of annual
                     installments requested)                                      ______


I understand that in the event of my death or total and permanent disability prior to receipt of all amounts payable to me pursuant to the Plan, the balance shown in my Deferred Compensation Account may be paid to my estate or to my personal representative in a lump sum.

I understand that an election to defer compensation shall be irrevocable once the calendar quarter to which it applies has commenced, and may be revoked or modified only upon demonstration of substantial and prolonged hardship and with the concurrence of the Chairman of the Board of Quest Diagnostics Incorporated. I further understand that an election may be revoked or modified with respect to any future calendar quarter(s) by notifying the Secretary of the Corporation in writing at least fifteen (15) days prior to the commencement of such calendar quarter; provided, however, that no election may be revoked, absent a demonstration of hardship as provided in the preceding sentence, unless the election has been in effect for at least four consecutive calendar quarters.

---------------------------------   ------------------------------------
            (Date)                              (Director)



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